UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 2, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 5, 2006, Carmike Cinemas, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”), dated as of June 2, 2006, to the Credit Agreement dated as of May 19, 2005 among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement (the “Lenders”), Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent (as amended, the “Credit Agreement”). The Fourth Amendment:
•	extends the date by which the Company must submit to the Lenders audited financial statements for the fiscal year ended December 31, 2005 from June 30, 2006 (which was the extended date pursuant to a previous amendment to the Credit Agreement) to July 27, 2006;

•	extends the date by which the Company must submit to the Lenders unaudited financial statements for the fiscal quarter ended March 31, 2006 from June 30, 2006 (which was the extended date pursuant to a previous amendment to the Credit Agreement) to July 27, 2006;

•	permits the existing undrawn $185 million delayed-draw term loan commitment to be used, on or before June 16, 2006, to repay or repurchase the Company’s outstanding $150 million of 7.500% senior subordinated notes due 2014 (the “Notes”) and to pay related fees and expenses, if the Notes are subject to acceleration due to the Company’s failure to timely deliver and file its financial statements and related Securities and Exchange Commission (“SEC”) reports. The portion of the delayed-draw term loan commitment which is not used to repay or repurchase the Notes will be canceled;

•	changes the pricing on the Company’s outstanding revolving and term loans to a margin above the London interbank offered rate (“LIBOR”) or base rate, as the case may be, based on the Company’s corporate credit ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services in effect from time to time, with the margin ranging from 2.50% to 3.50% for loans based on LIBOR, and 1.50% to 2.50% for loans based on base rate. The applicable margins in effect on the date of the Fourth Amendment are 3.25% for loans based on LIBOR and 2.25% for loans based on base rate. Immediately prior to the Fourth Amendment, the applicable margins for revolving loans were 2.25% (LIBOR loans) and 1.25% (base rate loans) and for term loans were 2.50% (LIBOR loans) and 1.50% (base rate loans), respectively;

•	imposes a 1% prepayment fee for optional and most mandatory prepayments of term loans occurring prior to the first anniversary of the Fourth Amendment, with exceptions for prepayments resulting from certain change of control transactions and the issuance by the Company of subordinated debt up to $150 million; and

•	reduces the maximum consolidated leverage ratio of the Company for the period from December 31, 2005 through March 31, 2006 from 5.00 to 1.00, to 4.35 to 1.00.
The Fourth Amendment also provides that until the Company has delivered and filed its audited annual financial statements for the period ended December 31, 2005, and unaudited quarterly financial statements for the quarter ended March 31, 2006, and related reports on Forms 10-K and 10-Q with the SEC, the maximum principal amount of indebtedness that the Company may incur under the $50 million revolving credit facility comprising part of the Credit Agreement is $10 million. No borrowings are currently outstanding under the revolving credit facility.
The Fourth Amendment also provides for a waiver of certain possible defaults under the Credit Agreement, including any default resulting from the Notes being subject to acceleration due to the Company’s failure to timely deliver and file its financial statements and related SEC reports.
The Company has paid amendment fees to those Lenders approving the Fourth Amendment in the aggregate amount of approximately $1 million.
Item 1.02. Termination of a Material Definitive Agreement.
On June 5, 2006, the Company issued a press release announcing, among other things, that the Company had received notice from the holders of over 25% in aggregate principal amount of the Notes that such holders have accelerated the Notes as a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2005 on or before June 2, 2006 (the end of the Company’s cure period for a previously disclosed default under Section 4.03 of the indenture relating to the Notes). As a consequence, on June 4, 2006, $150 million in aggregate principal amount of the Notes (representing all of the outstanding Notes) plus accrued and unpaid interest thereon became immediately due and payable. The Company has delivered a notice of borrowing under the Fourth Amendment to borrow $156 million to pay the aggregate principal amount of all of the outstanding Notes plus all accrued and unpaid interest thereon through June 6, 2006, the anticipated date of repayment, and related fees and expenses. The Company expects to repay the Notes and all accrued and unpaid interest thereon utilizing its existing delayed-draw term loan commitment. Following repayment, the Notes will no longer be outstanding and the indenture governing the Notes will cease to be in effect. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 1.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 related to the Fourth Amendment is incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information set forth in Item 1.02, related to the acceleration of the Notes, and the press release attached as Exhibit 99.1 to this Current Report on Form 8-K are incorporated into this Item 2.04 by reference.
Item 8.01 Other Events.
The press release attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. Examples of forward-looking statements in this Form 8-K include the repayment of the Notes with proceeds from the Company’s senior secured credit facility and the Company’s expectations with regard to filing its periodic reports with the SEC. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include:
•	our ability to finalize the accounting issues that have delayed the filing of our 2005 Form 10-K and first quarter 2006 Form 10-Q;

•	our ability to comply with covenants contained in our senior secured credit agreement;

•	our ability to maintain our Nasdaq listing;

•	our ability to operate at expected levels of cash flow through the second quarter of 2006;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors previously disclosed in our Annual Report on Form 10-K Amendment No. 2, for the year ended December 31, 2004 under the caption “Risk Factors.”
We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit 99.1 Press release, dated June 5, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: June 5, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release, dated June 5, 2006.